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                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549


                                    FORM 8-K
                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934


    Date of Report (Date of earliest event reported):   September 5, 1995



                  JONES SPACELINK INCOME/GROWTH FUND 1-A, LTD.
             (Exact name of registrant as specified in its charter)



         Colorado                   0-16939                84-1069504
         --------                   -------                ----------
(State of Organization)      (Commission File No.)        (IRS Employer
                                                       Identification No.)

   P.O. Box 3309, Englewood, Colorado 80155-3309          (303) 792-3111
---------------------------------------------------       --------------
(Address of principal executive office and Zip Code        (Registrant's
                                                            telephone no.
                                                        including area code)





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Item 5.  Other Events

         On September 5, 1995, Jones Spacelink Income/Growth Fund 1-A, Ltd., a Colorado limited partnership (the "Partnership"), entered into two asset purchase agreements pursuant to which it agreed to sell the cable television systems serving the areas in and around Lake Geneva, Wisconsin (the "Lake Geneva System") and the areas in and around Ripon, Wisconsin (the "Ripon System") to Jones Intercable, Inc. ("Intercable") for a sales price of $6,345,667 for the Lake Geneva System and a sales price of $3,712,667 for the Ripon System. The sales price for each of the Lake Geneva System and the Ripon System represents the average of three separate independent appraisals of the fair market value of the Lake Geneva System and the Ripon System, respectively. Intercable is the general partner of the Partnership.

         The closings of the sales of the Lake Geneva System and the Ripon System are expected to occur during the first quarter of 1996. No vote of limited partners is required in connection with this transaction because the Lake Geneva System and the Ripon System individually and collectively do not represent the sale of all or substantially all of the Partnership's assets. Pursuant to the terms of the Partnership's current credit agreement, distribution of the proceeds from the sales of the Lake Geneva System and the Ripon System is not permitted, and the proceeds must be applied to reducing the Partnership's outstanding indebtedness. The Partnership will attempt to refinance its credit agreement to permit a distribution to its limited partners of a portion of the proceeds from the sales of the Lake Geneva System and the Ripon System. There can be no assurance, however, that the Partnership's credit facility will be refinanced and thus there can be no assurance of a distribution to the limited partners of any portion of the sales proceeds.


Item 7.  Financial Statements and Exhibits

         a. Asset Purchase Agreement dated September 5, 1995 between Jones Spacelink Income/Growth Fund 1-A, Ltd. and Jones Intercable, Inc. relating to the Ripon System.

         b. Asset Purchase Agreement dated September 5, 1995 between Jones Spacelink Income/Growth Fund 1-A, Ltd. and Jones Intercable, Inc. relating to the Lake Geneva System.





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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        JONES SPACELINK INCOME/
                                        GROWTH FUND 1-A, LTD.

                                        By:      JONES INTERCABLE, INC.,
                                                 its general partner


Dated: September 11, 1995                        By: /s/ Robert S. Zinn
                                                     ------------------
                                                     Robert S. Zinn
                                                     Acting Vice President




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                                 EXHIBIT INDEX



 2.1                  Asset Purchase Agreement dated September 5, 1995, between Jones Spacelink
                      Income/Growth Fund 1-A, Ltd. and Jones Intercable, Inc. relating to the Ripon
                      System.

 2.2                  Asset Purchase Agreement dated September 5, 1995, between Jones Spacelink
                      Income/Growth Fund 1-A, Ltd. and Jones Intercable, Inc. relating to the Lake
                      Geneva System.